VOTING AND LOCK-UP AGREEMENT

This Voting and Lock-Up Agreement (this “Agreement”) is made as of August 18, 2008, by and between GCA II Acquisition Corp., a Delaware corporation (“Parent”) and Barry L. Hodge, a principal stockholder of SecurLinx Holding Corp., a Delaware corporation (the “Company”)(the “Company Principal Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, SecurLinx Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, and the Company shall be the surviving corporation following the merger (the “Merger”);

WHEREAS, as of the date hereof, the Company Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, the Company Principal Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a) “Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Company Capital Stock” means shares of common stock, par value $0.001 per share, of the Company.

(c) “Company Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of Company Capital Stock.

(d) “Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

(e) “Subject Shares” means (i) all shares of Company Capital Stock Beneficially Owned by the Company Principal Stockholder as of the date of this Agreement and (ii) all additional shares of Company Capital Stock of which the Company Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2. Voting Agreement.

(a) The Company Principal Stockholder hereby reresents that it is an “accredited investor” as such term is defined within Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(b) The Company Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, the Company Principal Stockholder shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to Parent’s compliance with applicable securities laws, shall vote, or cause to be voted, any and all Subject Shares Beneficially Owned by the Company Principal Stockholder as of the record date of such meeting or written consent:

(i) “FOR” the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(ii) “AGAINST” any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(iii) “AGAINST” the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in the individuals who serve as members of the board of directors of the Company; (E) any amendment to the Company’s certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(c) No provision contained in this Agreement shall prohibit the Company Principal Stockholder from voting in his capacity as a director of the Company in any manner whatsoever.

(d) Prior to the Expiration Date, the Company Principal Stockholder shall not enter into any other agreement or understanding with any Person requiring him to vote in his capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Section 2(b).

(e) The Company Principal Stockholder hereby waives and agrees not to exercise any applicable “appraisal rights” under the Delaware General Corporation Law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3. Lock-up Agreement.

(a) In consideration of the issuance of common stock of Parent in exchange for the Subject Shares (the “Parent Shares”) to the Company Principal Stockholder pursuant to the terms of the Merger Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding any registration on the part of the Parent Shares under the Securities Act, the Company Principal Stockholder agrees that, during the period beginning from the Effective Time (as defined in the Merger Agreement) and continuing until the date one (1) year thereafter (the “Release Date”), the Company Principal Stockholder shall not (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Parent Shares, or (b) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (a), except in each case as permitted by Section 3(e) below. Following the Release date, and regardless of whether any such shares are registered for resale or not, the Company Principal Stockholder shall restrict all sales of Parent Shares for one (1) additional year to an amount which, when taken together with all sales by the Company Principal Stockholder of Parent Shares within the then-preceding three months, shall not exceed the greater of:

(i)	one percent (1%) of the total Parent Shares then issued and outstanding as shown by the most recent publicly filed report or statement published by the Parent; or
(ii)
the average weekly reported volume of trading in Parent Shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker.

(b) The foregoing restriction is expressly agreed to preclude the Company Principal Stockholder from engaging in any hedging or other transaction which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the Parent Shares even if such shares would be disposed of by someone other than the Company Principal Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Parent Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Parent Shares.

(c) The Company Principal Stockholder further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Parent Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Parent Shares or any related securities.

(d) The Company Principal Stockholder acknowledges and agrees that, pending the Release Date, any additional Parent Shares acquired by such Stockholder upon exercise of replacement stock options may not be sold or otherwise transferred notwithstanding that a registration statement on Form S-8 or Form S-4 may be effective with respect to the exercise of such options and the sale of Parent Shares obtained thereby.

(e) Notwithstanding the foregoing restrictions on transfer, the Company Principal Stockholder may transfer the Parent Shares (i) in an amount not to exceed five percent (5%) of the total amount of Parent Shares received by the Company Principal Stockholder pursuant to the Merger; provided however, that such Parent Shares may not be transferred unless the Parent Shares are registered under the Securities Act, or (ii) as transfers by will or intestacy, or (iii) to any trust for the direct or indirect benefit of the Company Principal Stockholder or his immediate family; provided however, that any such transfer shall not involve a disposition for value. For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(f) The Company Principal Stockholder now has, and, except as contemplated by the preceding paragraph (e), at all times prior to the Release Date will have, good and marketable title to the Parent Shares still owned by him, free and clear of all liens, encumbrances, and claims whatsoever. The Company Principal Stockholder agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Parent Shares except in compliance with the foregoing restrictions in Sections 3(a) and (e) above. The Company Principal Stockholder understands that the restrictions with respect to the Parent Shares set forth herein are in addition to any other restrictions upon transfer that may arise pursuant to any other agreement to which the Company Principal Stockholder is a party or under applicable securities laws.

4. Representations and Warranties of Stockholder.  The Company Principal Stockholder represents and warrants to Parent as follows:

(a) As of the date of this Agreement and at all times through the Expiration Date:

(i) He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of Company Capital Stock set forth under the heading “Shares of Company Capital Stock Beneficially Owned”, on the signature page hereof;

(ii) He is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding Company Options and Other Rights set forth under the heading “Company Options and Other Rights Beneficially Owned” on the signature page hereof; and

(iii) He does not directly or indirectly Beneficially Own any shares of Company Capital Stock or Company Options or Other Rights or other securities of the Company, other than the shares of Company Capital Stock and Company Options and Other Rights set forth on the signature page hereof.

(b) The Company Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company Principal Stockholder, and upon its execution and delivery by Parent, will constitute a legal, valid and binding obligation of the Company Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c) The execution, delivery and performance by the Company Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Company Principal Stockholder is a party or by which any of his assets may be bound.

(d) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company Principal Stockholder and the consummation by Company Principal Stockholder of the transactions contemplated hereby.

5. Covenants of Stockholder.  The Company Principal Stockholder covenants and agrees for the benefit of Parent that, until the Expiration Date, he shall not:

(a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any Company Options and Other Rights or any interest therein; provided, however, that Stockholder may convert, exercise or exchange Company Options and Other Rights into or for shares of Company Capital Stock in which event such shares of Capital Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b) acquire any shares of the stock of Parent except pursuant to existing Company Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c) grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into a voting agreement with respect to any of such Subject Shares; or

(d) take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Company Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and the Merger Agreement.

6. Adjustments; Additional Shares.  In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, or (b) that Stockholder shall become the Beneficial Owner of any additional shares of Company Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a), then the terms of this Agreement shall apply to the shares of Company Capital Stock or other instruments or documents held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder. The foregoing shall apply (mutatis mutandis) to the Subject Shares and Section 3 of this Agreement.

7. Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8. Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9. Entire Agreement.  This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10. Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; (c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day; or (d) on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Parent, to:

GCA II Acquisition Corp.
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

With a required copy to:

M.M. Membrado, PLLC
115 East 57th Street, Suite 1006
New York, New York 10022
Attn: Michael M. Membrado

Facsimile: 646-486-9771

If to any of the Company Principal Stockholder:

SecurLinx Holding Corp.
150 Clay Street, Suite 440
Morgantown, WV 26501
Att: Barry L. Hodge, CEO

Fax: 304-292-2053

With a required copy to:

Steptoe & Johnson, PLLC
Chase Tower, Eighth Floor
P.O. Box 1588
Chareleston, WV 25326-1588
Att: Mike Stuart, Esq.

Fax: 304-353-8180

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.  Captions.   All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.  Severability; Enforcement.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Specific Performance.  The Company Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, Parent would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the Company Principal Stockholder of the provisions of this Agreement. Accordingly, the Company Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.  Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of (a) New York County, New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such action, suit or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court sitting in New York County (including its Appellate Division). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court sitting in New York County (including its Appellate Division), and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.  Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the voting of the Subject Shares is subject to the corporate law of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

GCA II ACQUISITION CORP.

By: __________________________________
Name: Michael M. Membrado
Title:   President and Chief Executive Officer

COMPANY PRINCIPAL STOCKHOLDER:

________________________________________
                          Barry L. Hodge

Shares of Company Common Stock Beneficially Owned: __________________

Company Options and Other Rights Beneficially Owned: __________________